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Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 100,000 shares of Common Stock pursuant to the Medical Action Industries Inc. 1996 Non-Employee Directors Stock Option Plan of our report dated May 23, 1997, with respect to the financial statements of Medical Action Industries Inc. incorporated by reference it is Annual Report (Form 10-K) for the year ended March 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                         Ernst & Young LLP

Melville, New York
September 3, 1997